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EXHIBIT 2.02
                    AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 27th day of September 1999, by and among Diversified Industries, Inc., a Utah corporation ("Diversified"); EZ Merger Co., a Nevada Corporation ("Merger Co."), EZConnect USA, Inc., a Utah corporation ("EZ"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of EZ who execute and deliver the Agreement ("EZ Stockholders"), based on the following:

                                  Recitals

Diversified wishes to acquire all the issued and outstanding stock of EZ in exchange for stock of Diversified in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a condition of the acquisition, Diversified will merge with and into Merger Co. for the sole purpose of changing Diversified's domicile to Nevada. When referred to in this Agreement, unless the contents otherwise require, "Diversified" shall refer to Diversified Industries, Inc., the Utah corporation, and EZ Merger Co., the Nevada corporation. The parties intend for this Agreement to represent the terms and conditions of such tax-
free reorganization, which Agreement the parties hereby adopt.   However,
neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

                                 Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                ARTICLE I
                            EXCHANGE OF STOCK

1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the EZ Stockholders shall assign, transfer, and deliver to Diversified, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of EZ (the "EZ Shares") held by EZ Stockholders which shares shall represent all issued and outstanding shares of EZ common stock, and Diversified agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 6,075,000 restricted shares of Diversified common stock, par value $0.01 per share, (the "Diversified Common Stock"). Such shares of Diversified Common Stock shall be issued pro rata based on the number of EZ Shares held and as set forth opposite the EZ Stockholder's respective names in Exhibit A-1. All 6,075,000 shares of Diversified Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Diversified Common Stock which may occur between the date of the execution of this Agreement and the Closing Date except for the Reverse Stock Split set forth in Section 4.02.



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1.02  Delivery of Certificates by EZ Stockholders.  The transfer of EZ Shares by the EZ Stockholders shall be effected by the delivery to Diversified at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the EZ Stockholders' expense.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Diversified will own all the issued and outstanding shares of EZ and EZ will be a wholly-owned subsidiary of Diversified operating under the name EZConnect USA, Inc.. or such other name selected by the shareholders and management of EZ.

1.04 Further Assurances. At the Closing and from time to time thereafter, the EZ Stockholders shall execute such additional instruments and take such other action as Diversified may reasonably request, without undue cost to the EZ Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the EZ Shares to Diversified.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before October 31, 1999, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of Diversified Common Stock as set forth in Section 4.01 hereof and the EZ Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06  Closing Events.

(a) Diversified Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Diversified shall deliver to EZ at Closing all the following:

  (i) A certificate of good standing from the Department of Commerce of the State of Utah, issued as of a date within sixty days prior to the Closing Date, certifying that Diversified is in good standing as a corporation in the State of Utah;

  (ii) A certificate of merger from the secretary of State of Nevada certifying that Diversified has been merged with and into Merger Co.

  (iii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Diversified executing this Agreement and any other document delivered pursuant hereto on behalf of Diversified;

  (iv) Copies of the resolutions/consents of Diversified's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Diversified as of the Closing Date;

  (v) The certificate contemplated by Section 4.03, duly executed by the chief executive officer of Diversified;

  (vi) The certificate contemplated by Section 4.04, dated the Closing Date, signed by the chief executive officer of Diversified;

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  (vii)  Certificates for 6,075,000 shares of Diversified Common Stock in the names of the EZ Stockholders and in the amounts set forth in Exhibit "A;" and

In addition to the above deliveries, Diversified shall take all steps and actions as EZ and EZ Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) EZ Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, EZ and/or EZ Stockholder's shall deliver to Diversified at Closing all the following:

  (i) A certificate of good standing from the Department of Commerce of the State of Utah, issued as of a date within five days prior to the Closing Date certifying that EZ is in good standing as a corporation in the State of Utah;

  (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of EZ executing this Agreement and any other document delivered pursuant hereto on behalf of EZ;

  (iii) Copies of resolutions/consents of the board of directors and of the stockholders of EZ authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of EZ as of the Closing Date;

  (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of EZ; and

  (v) The certificate contemplated by Section 5.04, dated the Closing Date, signed by the chief operating officer of EZ.

In addition to the above deliveries, EZ shall take all steps and actions as Diversified may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                                  ARTICLE II
            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DIVERSIFIED

As an inducement to, and to obtain the reliance of EZ, Diversified and Merger Co. represent and warrant as follows:

2.01 Organization.

(a) Diversified is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Diversified's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

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(b) Merger Co. is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merger Co.'s articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. Diversified and Merger Co. have full power, authority, and legal right and have taken, or will take, all action required by law, their articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Diversified and Merger Co. have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Diversified shareholders and compliance with state and federal corporate and securities laws.

2.03 Capitalization. The authorized capitalization of Diversified consists of 100,000,000 shares, of common stock, $0.01 par value, of which 3,463,659
shares are issued and outstanding.   All issued and outstanding shares of
Diversified are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Diversified. The authorized capitalization of Merger Co. consist of 50,000,000 shares consisting of 45,000,000 shares of common stock, $0.001 par value, of which 100 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding. All issued and outstanding shares of Diversified and Merger Co. are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Diversified or Merger Co. At Closing Merger Co. will have 2,585,463 shares issued and outstanding representing the merger of Diversified into Merger Co. and the issuance of shares of Merger Co. to the shareholders of Diversified.

2.04 Financial Statements.

(a) Included in Schedule 2.04 are the audited balance sheet of Diversified as of June 30, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended June 30, 1999, and 1998, and from inception of reorganization (November 1, 1996) through June 30, 1999, including the notes thereto, and the accompanying report of Jones Jensen and Co.; independent certified public accountants.

(b) The financial statements of Diversified delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Diversified financial

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statements present fairly, in all material respects, as of their respective dates, the financial position of Diversified. Diversified did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Diversified in accordance with generally accepted accounting principles

(c) Diversified has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. Diversified has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Diversified, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Diversified may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Diversified, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Diversified, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Diversified has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Diversified, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Diversified.

2.05 Outstanding Warrants and Options. At Closing, Diversified and Merger Co. will have no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Diversified or Merger Co. Common Stock.

2.06 Information. The information concerning Diversified and Merger Co. set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Diversified and Merger Co. shall cause the schedules delivered by it pursuant hereto and the instruments delivered to EZ hereunder to be updated after the date hereof up to and including the Closing Date.

2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Diversified balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Diversified or (ii) any damage, destruction, or loss to Diversified (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Diversified;

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(b) Diversified has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Diversified; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) Diversified has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Diversified balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Diversified; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Diversified, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Diversified.

2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Diversified, threatened by or against Diversified or adversely affecting Diversified or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Diversified does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09 Compliance With Laws and Regulations. Diversified has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance
(i) could not materially and adversely affect the business, operations, properties, assets, or condition of Diversified or (ii) could not result in the occurrence of any material liability for Diversified. To the best

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knowledge of Diversified, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.10 Material Contract Defaults.   Diversified is not in default in any
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Diversified, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Diversified has not taken adequate steps to prevent such a default from occurring.

2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Diversified is a party or to which any of its properties or operations are subject.

2.12 Subsidiary. Diversified does not own, beneficially or of record, any equity securities in any other entity except for Merger Co. which is a wholly owned subsidiary formed for the sole purpose of changing Diversified's domicile to Nevada. Diversified does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13 Diversified Schedules. Diversified has delivered to EZ the following schedules, which are collectively referred to as the "Diversified Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Diversified as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Diversified in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Diversified approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Diversified since the most recent
Diversified balance sheet, required to be provided pursuant to Section 2.04 hereof;

(d) A schedule setting forth the financial statements required pursuant to
Section 2.04(a) hereof; and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Diversified Schedules by Sections 2.01 through 2.12.

Diversified shall cause the Diversified Schedules and the instruments delivered to EZ hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Diversified Schedules, certified in the same manner as the original Diversified Schedules, shall be delivered prior to and as a condition precedent to the obligation of EZ to close.

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                                 ARTICLE III
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EZ

As an inducement to, and to obtain the reliance of, Diversified, EZ represents and warrants as follows:

3.01 Organization. EZ is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of EZ. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of EZ's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement. EZ has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of EZ have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the EZ Stockholders and compliance with state and federal corporate and securities laws.

3.03 Capitalization. The authorized capitalization of EZ consists of 1,000 shares, consisting of common stock, no par value, of which as of the date hereof 1,000 shares are issued and outstanding. All issued and outstanding shares of EZ are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of EZ.

3.04 Financial Statements.

(a) Included in Schedule 3.04 are the audited balance sheet (which will be delivered prior to Closing) of EZ as of September 30, 1999, and the related statements of operations, cash flows, and stockholders' equity for the period from inception to September 30, 1999, including the notes thereto, and the accompanying report of David Thompson, independent certified public
accountants.   The chief operating officer shall certify that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of EZ present fairly, as of their respective dates, the financial position of EZ. EZ did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with

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generally accepted accounting principles, and all assets reflected therein present fairly the assets of EZ, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of EZ as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options. EZ has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued EZ Common Stock.

3.06 Information. The information concerning EZ set forth in this Agreement and in the schedules delivered by EZ pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. EZ shall cause the schedules delivered by EZ pursuant hereto to Diversified hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent EZ balance sheet described in
Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of EZ or (ii) any damage, destruction, or loss to EZ materially and adversely affecting the business, operations, properties, assets, or conditions of EZ.

(b) EZ has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of EZ; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) EZ has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent EZ balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of EZ; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of EZ, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of EZ.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent EZ balance sheet and the notes thereto, EZ has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, including, but not limited to the EZ Connect computer software, and assets, which are reflected in the most recent EZ balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of EZ, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of EZ as now being conducted or as contemplated.

3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of EZ, threatened by or against EZ or adversely affecting EZ, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. EZ does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. EZ is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of EZ, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which EZ has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which EZ is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. EZ has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by EZ of this Agreement and the consummation by EZ of the transactions contemplated hereby.

3.13 Compliance With Laws and Regulations. EZ has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EZ or except to the extent that noncompliance would not result in the occurrence of any material liability for EZ. To the best knowledge of EZ, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiary. EZ does not own, beneficially or of record, any equity securities in any other entity. EZ does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.


3.15 EZ Schedules. EZ has delivered to Diversified the following schedules, which are collectively referred to as the "EZ Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Diversified as of such date, all certified by the chief executive officer of EZ as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of EZ and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of EZ approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of EZ since the most recent EZ balance sheet, required to be provided pursuant to
Section 3.04 hereof;

(d) A schedule setting forth the financial statements required pursuant to
Section 3.04 (a) hereof; and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the EZ Schedules by Sections
3.01 through 3.14.

EZ shall cause the EZ Schedules and the instruments delivered to Diversified hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated EZ Schedules, certified in the same manner as the original EZ Schedules, shall be delivered prior to and as a condition precedent to the obligation of Diversified to close.

                                 ARTICLE IV
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF EZ

The obligations of EZ under this Agreement are subject to the satisfaction of EZ, at or before the Closing Date, of the following conditions:

4.01 Shareholder Approval. Diversified shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of EZ through the issuance of Diversified Common Stock for all of the issued and outstanding EZ Shares; the reverse split of the issued and outstanding shares of Diversified's Common Stock; the change of domicile of Diversified from Utah to Nevada and the change of name of Diversified to "EZConnect, Inc." or such other derivation thereof as may be agreed to by the board of directors of EZ.

4.02 Reverse Split. Diversified shall call and hold a meeting of its shareholders to approve the reverse split of its issued and outstanding shares so that at the closing of the reorganization, there will be approximately 2,585,463 shares of Diversified outstanding prior to the issuance of the shares to the EZ Shareholders. The approximately 2,585,463 issued and outstanding shares at closing shall include those shares to be issued to raise the $200,000, which shall be non-refundable, required by section 6.11.

4.03 Accuracy of Representations. The representations and warranties made by Diversified in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Diversified shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Diversified prior to or at the Closing. EZ shall be furnished with certificates, signed by duly authorized officers of Diversified and dated the Closing Date, to the foregoing effect.

4.04 Officer's Certificates. EZ shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Diversified to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Diversified threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Diversified's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Diversified's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Diversified by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Diversified pursuant to a unanimous consent;

(b) There have been no material adverse changes in Diversified up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by Diversified;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Diversified have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Diversified, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Diversified, the operation of

Diversified, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Diversified is bound or in any way contests the existence of Diversified.

4.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Diversified, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Diversified.

4.06 Good Standings. EZ shall have received a certificate of good standing from the Department of Commerce of the State of Utah and from the Secretary of State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Diversified and Merger Co. is in good standing as a corporation in the State of Utah.

4.07 Other Items. EZ shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as EZ may reasonably request.

                                  ARTICLE V
              CONDITIONS PRECEDENT TO OBLIGATIONS OF DIVERSIFIED

The obligations of Diversified under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01 Shareholder Approval. Diversified shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of Diversified authorize and approve this Agreement and the transactions contemplated hereby. If Diversified is unable to obtain shareholder approval, Diversified is under no further obligation to proceed with the transactions contemplated under this Agreement.

5.02 EZ Shareholders. Holders of all of the issued and outstanding EZ Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

5.03 Accuracy of Representations. The representations and warranties made by EZ and the EZ Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and EZ shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by EZ prior to or at the Closing. Diversified shall be furnished with a certificate, signed by a duly authorized officer of EZ and dated the Closing Date, to the foregoing effect.

5.04 Officer's Certificates. Diversified shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of EZ to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of EZ, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and EZ's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by EZ's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of EZ by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of EZ pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in EZ up to and including the date of the certificate;

(c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by EZ have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against EZ, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of EZ, the operation of EZ, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which EZ is bound or would in any way contest the existence of EZ.

5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of EZ, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of EZ. EZ shall have no more than $15,000 in liabilities excluding any loans from Diversified.

5.06 Good Standing. Diversified shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that the EZ is in good standing as a corporation in the State of Utah.

5.07 Technology Transfer. All rights, title and interest in and to the trade names, technology, software and software codes related to the EZ connect software used to transfer utility accounts shall have been transferred free and clear of any and all liens, encumbrances, royalties and claims to EZ prior to Closing.

5.08 Other Items. Diversified shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Diversified may reasonably request.

                                   ARTICLE VI
                               SPECIAL COVENANTS

6.01  Activities of Diversified and EZ

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Diversified and EZ pursuant hereto or as permitted or contemplated by this Agreement, Diversified and EZ will each:

  (i) Carry on its business in substantially the same manner as it has heretofore;

  (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

  (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

  (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

  (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

  (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement and except as provided herein until the Closing Date, Diversified and EZ will not:

  (i)  Make any change in its articles of incorporation or bylaws;

  (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

  (iii) Enter into any agreement for the sale of EZ or Diversified securities without the prior approval of the other party.

6.02 Access to Properties and Records. Until the Closing Date, EZ and Diversified will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of EZ or Diversified and will furnish the other party with such additional financial and other information as to the business and properties of EZ or Diversified as each party shall from time to time reasonably request.

6.03 Indemnification by EZ. EZ will indemnify and hold harmless Diversified and its directors and officers, and each person, if any, who controls Diversified within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and directly pay for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by EZ expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Diversified and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.04. Indemnification by Diversified. Diversified will indemnify and hold harmless EZ, the EZ Stockholders, EZ's directors and officers, and each person, if any, who controls EZ within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will directly pay for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Diversified expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of EZ and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.05 The Acquisition of Diversified Common Stock. Diversified and EZ understand and agree that the consummation of this Agreement including the issuance of the Diversified Common Stock to EZ in exchange for the EZ Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Diversified and EZ agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

  (i) The EZ Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Diversified Common Stock, and that this transaction involves certain risks.

  (ii) The EZ Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

  (iii) EZ Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

  (iv) The EZ Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

  (v) All information which the EZ Stockholders have provided to Diversified or their representatives concerning their suitability and intent to hold shares in Diversified following the transactions contemplated hereby is complete, accurate, and correct.

  (vi) The EZ Stockholders have not offered or sold any securities of Diversified or interest in this Agreement and have no present intention of dividing the Diversified Common Stock or EZ Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

  (vii) The EZ Stockholders understand that the Diversified Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Diversified Common Stock may, under certain circumstances, be inconsistent with this exemption and may make EZ or Diversified an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Diversified Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the Diversified Common Stock or EZ Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

  (viii) The EZ Stockholders acknowledge that the shares of Diversified Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Diversified is not under any obligation to register the Diversified Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such Diversified Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Diversified is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before EZ Stockholders can sell, transfer, or otherwise dispose of such Diversified Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Diversified' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Diversified Common Stock held by EZ Stockholders and the certificates representing the Diversified Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

  (ix) Subject to compliance with federal and state securities laws, Diversified may refuse to register further transfers or resales of the Diversified Common Stock in the absence of compliance with rule 144 unless the EZ Stockholders furnish Diversified with an opinion of counsel reasonably acceptable to Diversified stating that the transfer is proper. Further, unless such opinion states that the shares of Diversified Common Stock are free of any restrictions under the Securities Act, Diversified may refuse to transfer the securities to any transferee who does not furnish in writing to Diversified the same representations and agree to the same conditions with respect to such Diversified Common Stock as set forth herein. Diversified may also refuse to transfer the Diversified Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(b) In connection with the transaction contemplated by this Agreement, EZ and Diversified shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the EZ Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, EZ, the EZ Stockholders, and Diversified shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Diversified or EZ and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The EZ Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.06 Diversified Liabilities. Immediately prior to the Closing Date, Diversified shall have no material assets and no liabilities in excess of $5,000, and all expenses related to this Agreement or otherwise shall have been paid.

6.07 Securities Filings. Diversified shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and EZ will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.08  Sales of Securities Under Rule 144, If Applicable.

(a) Diversified will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of Diversified as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Diversified will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Diversified's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Diversified and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Diversified will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

(d) The shareholders of Diversified as of the date of this Agreement, as well as those receiving Diversified Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

6.09 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the current board of directors and officers of Diversified shall resign and in their place nominees of EZ shall be appointed, subject to the approval of the suitability and qualifications of such
nominees.   Additionally, for a period of one year from the closing of the reorganization, the new board of directors of Diversified shall consist of five members with two chosen by the current management of Diversified, two chosen by the management/shareholders of EZ and one mutually agreed upon by the four new directors/nominees.

6.10 Diversified Capitalization. For a period of eighteen months from the Closing Date, Diversified will not engage in any reverse split of its issued and outstanding Common Stock without the prior written approval of the holders of a majority in interest of the issued and outstanding Diversified Common Stock on the date of this Agreement except those options set forth in Section
6.12 hereof.

6.11 Financing. At or prior to Closing of the reorganization, Diversified will have raised $200,000, which shall be non-refundable, through the sale of shares of Diversified Common Stock. After Closing, at such time as management of Diversified deems appropriate, but in no event longer than 120 days after Closing, Diversified shall raise a minimum of $400,000 and up to $1,000,000 through the sale of shares of Diversified Common Stock. The offering price of the shares of Diversified Common Stock shall be between 50 and 80% of the then current market price for the Common Stock. If Diversified is unable to raise such funds, Frank Gillen will purchase that number of shares being offered for $400,000.

6.12 Options. At or after Closing, the board of directors of Diversified shall issue up to 1,000,000 options to the new management and employees of EZ with such options performance based so that if certain set criteria are not achieved, the options shall expire. The performance criteria shall be based on those gross revenue projections for there years commencing in 2002 as set forth in EZ's business plan dated September 10, 1999, and delivered to Diversified. The options shall vest on a one third per year basis commencing at the end of 2002 based on such revenue projections. Diversified shall also reserve for issuance to employees, officers, directors and consultants up to 1,425,000 shares of Diversified Common Stock.

                                 ARTICLE VII
                                MISCELLANEOUS

7.01 Brokers. Except as provided herein, Diversified and EZ agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Diversified and EZ each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Diversified/ Merger Co., to:      If to EZ, to: Vaughn L. Nelson
Frank Gillen, President                               Secretary/Treasure
Diversified Industries, Inc.                          EZConnect USA, Inc.
175 South Main Street, Suite 1240                    354 W. Quail Nest Circle
Salt Lake City, Utah 8411                             Farmington, Utah 84025
Fax: (801) 961-7333                                   Fax:  (801) 451-4648

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Diversified or EZ such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

DIVERSIFIED INDUSTRIES, INC .,          EZCONNECT USA, INC.,
a Utah corporation                      a Utah corporation

By: /S/ Frank Gillen, President         By: /S/ Adam Leffler

EZ Merger, CO.,
A Nevada Corporation

By: /S/ Frank Gillen, President

STATE OF UTAH         )
                      ss.
COUNTY OF SALT LAKE   )

On this 27th day of September, 1999, personally appeared before me Frank Gillen, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Diversified Industries, Inc. and EZ Merger, Co. and that said document was signed by him of behalf of said corporations by authority of their bylaws, and said Frank Gillen acknowledged to me that said corporation executed the same.

/S/
--------------------------
NOTARY PUBLIC

STATE OF UTAH         )
                      ss.
COUNTY OF SALT LAKE   )

On this 27th day of September, 1999, personally appeared before me Adam Leffler, whose identity is personally known to me and who by me duly sworn, did say that he is the President of EZConnect USA, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Adam Leffler acknowledged to me that said corporation executed the same.

/S/
--------------------------
NOTARY PUBLIC